Exhibit 23


JAMES N. BARBER
Attorney at Law
Suite 100, Bank One Tower
50 West Broadway
Salt Lake City, UT 84101

Telephone: (801) 364-6500


June 5, 2001

Board of Directors
37 Ironia road
Flanders, NJ 07836

     Re: Attorney's Consent

Dear Members of the Board:

     I hereby consent to the inclusion of the letter of opinion I drafted on even date related to the validity of the issuance of up to 300,000 common shares of R-Tec Technologies, Inc. in a registration statement under the Securities Act of 1933 to be filed on Form S-8.

     Sincerely,

      /s/ James N. Barber

     James N. Barber